Exhibit 99.B(15)(x)

PACIFIC SELECT FUND

AMENDMENT NO. 10 TO THE SUBADVISORY AGREEMENT

THIS AMENDMENT, made effective the 1st day of August, 2020, is made to the Subadvisory Agreement (the “Agreement”) dated May 5, 2000, as amended on January 1, 2001, August 5, 2004, December 9, 2005, May 1, 2007, May 1, 2008, October 31, 2013, August 1, 2014, December 31, 2014, May 1, 2015, and June 30, 2016 by and among Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), Pacific Investment Management Company LLC, a Delaware limited liability company (“PIMCO” or the “Subadviser”), and Pacific Select Fund, a Delaware Statutory Trust (the “Trust”).  The Agreement is hereby amended as set forth below (the “Amendment”).”  Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, Investment Adviser, Subadviser and Trust (together, the “Parties”) are parties to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.                                      The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

2.                                      Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED  ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED  TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
	Name:	Howard T. Hirakawa
	Title:	Senior Vice President

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
	Name:	Howard T. Hirakawa
	Title:	Senior Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Robert O. Young
	Name:	Robert O. Young
	Title:	Managing Director

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